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                                                                   EXHIBIT 10.20


                            NON-DISCLOSURE AGREEMENT
                                       FOR
                PROPRIETARY OR BUSINESS CONFIDENTIAL INFORMATION



     THIS AGREEMENT was made this ___ day of _______, 19__, by and between Vista Medical Technologies, located at 134 Flanders Rd., Westborough, Massachusetts 01581 hereafter called "Vista" and ________________ located at ________________
__________________ hereafter called "________________" are parties to this
Agreement.

     WHEREAS, the parties wish to disclose and exchange certain proprietary or business confidential information or data concerning their respective products in order to evaluate these products and related technical, engineering, manufacturing and business information; and

     WHEREAS, the parties will furnish this information to each other at their own expense and without obligation as to any future contractual relationship unless otherwise agreed.

     NOW THEREFORE, in consideration of the following mutual promises, the parties hereby agree:

     1. Vista will disclose proprietary information concerning its Medical Video Camera systems, Electronic Endoscope Systems and any medical devices associated with Vista.

     2. ________________ will disclose proprietary information as required by the Consulting Agreement.

     3. The parties agree that the subject of this Agreement involves confidential business of the respective parties.

     4. Any information received by either party of from the other which is designated by the disclosing party as proprietary or business confidential (or any proprietary information which, if disclosed orally or visually, is reduced to writing within thirty 30 days and designated as proprietary or confidential as provided in this Agreement) shall be kept in confidence by the receiving party and used only for the purposes described in this Agreement.

     5. All proprietary or business confidential information or data to be protected by this Agreement must be in writing and clearly identified or marked as proprietary of confidential on each page or portion thereof with a suitable restrictive legend. Neither party may reproduce or make copies of this material without the prior written approval of the other party.

     6. Except as provided herein, the proprietary or business confidential information or data exchanged or disclosed between the parties shall not be used by either party in their own business or in association with others or disclosed to any third parties without the prior written consent of the other party.

     7. The receiving party is authorized (i) to examine and evaluate the information; and (ii) to incorporate the information in a proposal or other report to the other party.

     8. Each party shall take reasonable precautions to prevent disclosure to the public, competitors of the parties, or any other unauthorized use of the proprietary of confidential information received. The obligation to retain such information in confidence will be satisfied if the party receiving such information uses the same degree of care it employees to avoid disclosure, publication or dissemination of its own proprietary or confidential information. The receiving party shall not be liable for inadvertent or accidental disclosure if such disclosure occurs after

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          a period of one year from receipt in spite of the exercise of the foregoing precautions and care.

     9. The obligations concerning proprietary or confidential information are not applicable to information which:

          (a) was in the receiving party's possession or knowledge prior to the time of disclosure, which fact of prior possession shall be provable only by documents prepared prior to the date thereof, or

          (b)  was in the public domain at the time of disclosure; or

          (c) subsequently becomes a part of the public domain by publication or otherwise without any wrongful act by the receiving party; or

          (d) lawfully comes into either party's possession or knowledge through lawful disclosures from third parties; or

          (e) can be proven by written records to have been independently developed; or

          (f) becomes available by inspection or analysis of other products or techniques in the market; or

          (g)  occurs three years after the receipt of the information.

     10. Pursuant to Item 4, each party designates the following individual(s) within its organization as the only person(s) authorized to receive proprietary or confidential information exchanged or disclosed between the parties pursuant to this Agreement.

          Vista                         ______________________________
          134 Flanders Rd.              ________________________________________
          Westborough, MA 01581         ________________________________________

          Name: Martin Newman           Name: _________________________________
          Title:    Director of Regulatory        Title:_______________________
               Affairs and Quality Assurance

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     11.  The parties shall, upon the written request by the other party, return all written documents containing proprietary information covered by this Agreement, together with any copies thereof, including any subsidiary, derivative or equivalent documents or translation thereof containing such proprietary or business confidential information. The foregoing applies also upon termination or cancellation of this Agreement.

     12. This Agreement shall not be construed as an obligation to enter into a subcontract or contract or result in a claim by either party for reimbursement of any costs from the other party, or be construed as granting, either expressly or by implication, estoppel or otherwise, any license under any invention or patent now or hereafter owned or controlled by the party furnishing the information.

     13. Neither party shall make any news releases, public announcements, advertisements, or publicity regarding this Agreement or the proprietary or confidential information without the prior written approval of the other party.

     14. Information exchanged under this Agreement shall not be disclosed to other divisions or subsidiaries of the respective parties for any use adverse to the interest of the respective parties without the prior written approval of the disclosing party.

     15. This Agreement is governed by and shall be construed according to the law of the Commonwealth of Massachusetts without regard to conflict of laws provisions.

     16. This Agreement contains the sole and entire disclosure agreement between the parties pertaining to the item listed on Paragraphs 1 and 2 and business information and supersedes all other Disclosure Agreements entered into prior to this Agreement.

     17. This Agreement may be terminated by either party giving thirty (30) days notice, and unless sooner terminated, shall expire on __________, 19__. Such termination does not affect the parties' respective rights and obligations outlined in paragraphs 6 and 11 with regard to proprietary or business confidential information or data disclosed to the receiving party prior to the termination of the Agreement.

          IN WITNESS WHEREOF, the Parties have signed this Agreement as of the date first written above.


          VISTA

          By:                           By:
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          Title:                             Title:
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          WITNESS:                      WITNESS:
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